                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Theragenics Corporation(R)
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           THERAGENICS CORPORATION(R)
                          5203 BRISTOL INDUSTRIAL WAY
                             BUFORD, GEORGIA 30518

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation(R) (the "Company") to be held at 10:00 A.M., New York time, on Tuesday, May 7, 2002, at the Metropolitan Hotel, 569 Lexington Avenue, New York, New York, 10022, for the following purposes:

        1. To elect three directors;

        2. To consider and vote on a proposal to ratify the appointment of Grant Thornton LLP as independent public accountants.

     The Board of Directors has fixed the close of business on March 14, 2002, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.
                                           Sincerely,

                                           /s/ BRUCE W. SMITH

                                           Bruce W. Smith,
                                           Secretary

Buford, Georgia
March 27, 2002

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

     A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 7, 2002.

                           THERAGENICS CORPORATION(R)
                          5203 BRISTOL INDUSTRIAL WAY
                             BUFORD, GEORGIA 30518
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation(R) (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 7, 2002, at the Metropolitan Hotel, 569 Lexington Avenue, New York, New York, 10022, at 10:00 A.M., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on March 14, 2002, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a Proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company's offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

     When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed Proxy. If the Proxy is signed and returned but no choice is specified therein, it will be voted FOR the election of the nominees named therein and FOR each of the listed proposals.

     You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 7, 2002.

     If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date March 14, 2002. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request form to the Company in order to receive an admission ticket.

     The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about March 27, 2002.

                VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

     As of March 14, 2002, there were 29,737,882 shares of Common Stock, par value $.01 per share ("Common Stock") outstanding and entitled to vote at the Annual Meeting.

     The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by Proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any proposal.

     The following table sets forth the ownership of the Company's Common Stock as of March 14, 2002, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer and director and by all executive officers and directors as a group. Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

                                                            AMOUNT AND
                                                            NATURE OF     PERCENTAGE OF
NAME OF                                                     BENEFICIAL     COMMON STOCK
BENEFICIAL OWNER                                           OWNERSHIP(1)   OUTSTANDING(2)
----------------                                           ------------   --------------
FMR Corp.
Fidelity Management &
Research Company(3)......................................   2,009,100(4)       6.8%
Otis W. Brawley, M.D.....................................     140,000(5)         *
Orwin L. Carter, Ph.D....................................     130,500(6)         *
Earnest W. Deavenport, Jr................................      42,000(7)         *
Patrick L. Flinn.........................................      42,333(8)         *
John V. Herndon..........................................      72,000(9)         *
M. Christine Jacobs......................................    563,000(10)       1.9%
Philip A. Incarnati......................................     16,000(11)         *
Peter A.A. Saunders......................................    109,500(12)         *
Bruce W. Smith...........................................    257,435(13)         *
All Directors and Officers...............................  1,372,768(14)       4.4%
as a Group (nine persons)

---------------

* Less than 1%

 (1) Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

 (2) The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

 (3) 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) Amount based solely on schedule 13G filed February 14, 2002 by FMR Corp., the parent of Fidelity Management & Research Company. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 2,009,100 shares as a result of acting as investment adviser to various registered investment companies (the "funds"), including the Fidelity Low Priced Stock Fund.

     Edward C. Johnson 3d, FMR's Chairman, through its control of Fidelity, and the Funds each has sole power to dispose of the 2,009,100 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

     Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

 (5) Includes 140,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options.

 (6) Includes 96,000 shares purchasable by Dr. Carter within 60 days upon exercise of options.

 (7) Includes 32,000 shares purchasable by Mr. Deavenport within 60 days upon exercise of options.

 (8) Includes 41,333 shares purchasable by Mr. Flinn within 60 days upon exercise of options.

 (9) Includes 63,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options.

(10) Includes 480,105 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.

(11) Includes 16,000 shares purchasable by Mr. Incarnati within 60 days upon exercise of options.

(12) Includes 96,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options.

(13) Includes 116,000 shares purchasable by Mr. Smith within 60 days upon exercise of options.

(14) Includes 1,080,438 shares purchasable by all executive officers and directors as a group within 60 days upon exercise of options.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with three directors in Class I, two directors in Class II and three directors in Class III. One class of directors is elected each year for a three-year term. Three directors, representing the Class I Directors, are to be elected at the Annual Meeting. These Class I Directors will serve until the Annual Meeting of Stockholders in 2005 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Patrick L. Flinn, John
V. Herndon and Peter A. A. Saunders, who upon election will comprise the Class I Directors of the Board of Directors.

     Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. Abstentions and "broker non-votes" will have no effect on the election of the directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that a substitute nominee will be required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

     The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

DIRECTOR/NOMINEE                       PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------                       ------------------------------------------
CLASS I DIRECTOR NOMINEES
Patrick L. Flinn                       Since 1996, Mr. Flinn has been a private investor
  Director since 1998                  and consultant to various businesses and non-profit
  Age: 60                              organizations. From July 1991 to January 1996, Mr.
                                       Flinn was Chairman, President and Chief Executive
                                       Officer of Bank South Corporation. Mr. Flinn is also
                                       a director of IRT Property Company, a real estate
                                       investment trust that is an owner, operator and
                                       redeveloper of neighborhood and community shopping
                                       centers.

DIRECTOR/NOMINEE                       PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------                       ------------------------------------------
John V. Herndon                        Mr. Herndon joined the Company in April 1987, as
  Director since 1987                  Executive Vice President and in July 1989, was
  Age: 61                              appointed President, Chief Executive Officer and
                                       Chairman of the Board of Directors of the Company.
                                       In August 1993, Mr. Herndon relinquished his role as
                                       Chief Executive Officer while retaining his position
                                       as Chairman of the Board of Directors of the
                                       Company. Mr. Herndon stepped down as Chairman of the
                                       Board in December 1994, and currently serves as a
                                       Director and Advisor-to-the-President.

Peter A.A. Saunders,                   Prior to his retirement, Mr. Saunders was
  F.R.S.A. (Fellow of                  Owner/Chairman of PASS Consultants from 1988 to
  Royal Society of Arts)               1997, a marketing and business consultancy company
  Director since 1989                  based in the United Kingdom. From 1992 to 1994 he
  Age: 60                              served as managing director of United Artists
                                       Communications (London-U.K.) Ltd. and from 1975 to
                                       1988 Mr. Saunders held various executive and
                                       directorship positions with Allders Department
                                       Stores in the U.K. From 1993 to 1998, Mr. Saunders
                                       was a non-executive director of Mayday University
                                       Hospital, a 700-bed hospital in London.

CLASS II DIRECTORS
Otis W. Brawley, M.D.                  Dr. Brawley is a board certified Medical Oncologist.
  Director since 1995                  He is a Professor of Medicine and Oncology at the
  Age 42                               Emory University School of Medicine and Professor of
                                       Epidemiology at the Emory University Rollins School
                                       of Public Health. He is also Associate Director for
                                       Cancer Control at the Winship Cancer Institute of
                                       Emory University. Dr. Brawley was previously Senior
                                       Investigator and Assistant Director of the National
                                       Cancer Institute. He currently serves on several
                                       governmental scientific advisory boards and has
                                       designed a number of clinical trials. He is
                                       especially interested in cancer prevention and
                                       cancer epidemiology. He has authored more than sixty
                                       peer reviewed publications and serves as associate
                                       editor and reviewer for several prestigious
                                       scientific publications. In August 2001, Georgia
                                       Governor Roy Barnes named Dr. Brawley a Georgia
                                       Cancer Coalition Eminent Scholar.

Earnest W. Deavenport, Jr.             Prior to retirement, Mr. Deavenport was the Chairman
  Director since 2000                  of the Board and Chief Executive Officer of Eastman
  Age: 64                              Chemical Company, a global chemical company with a
                                       broad portfolio of chemical, plastic, and fiber
                                       products. He joined Eastman in 1960, and was named
                                       President in 1989. He also served as Group Vice
                                       President of Eastman Kodak Company from 1989 through
                                       1993. Mr. Deavenport is a member of the boards of
                                       directors of AmSouth Bancorporation, Milliken &
                                       Company and King Pharmaceuticals. He has served as a
                                       Chairman of the American Plastics Council and the
                                       National Association of Manufacturers and The
                                       American Chemistry Council, on the Board of Trustees
                                       of the Malcolm Baldridge National Quality Award
                                       Foundation, on the policy committee of the Business
                                       Roundtable and the Board and Executive Committee of
                                       the American Chemistry Council.

DIRECTOR/NOMINEE                       PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------                       ------------------------------------------
CLASS III DIRECTOR
Orwin L. Carter, Ph.D.                 Dr. Carter is currently providing licensed
  Director since 1991                  consulting services in the areas of insurance and
  Age: 59                              financial services. Dr. Carter previously served as
                                       Vice President of Finance and Administration for
                                       Hamline University. Dr. Carter was employed by
                                       Hamline from 1996 to 1999. From March 1995 to August
                                       1997, Dr. Carter served as a consultant with INCSTAR
                                       Corporation, a manufacturer of in vitro diagnostic
                                       test kits and an affiliate of Sorin Biomedica. From
                                       1989 to September 1994, Dr. Carter served INCSTAR in
                                       various capacities including Chairman, Chief
                                       Executive Officer and President. Dr. Carter also
                                       currently serves on the Board of Directors of
                                       Lifecore Biomedical, Inc., a manufacturer and
                                       marketer of medical and surgical devices.

M. Christine Jacobs                    Since 1992, Ms. Jacobs has been President and Chief
  Director since 1992                  Operating Officer of the Company, and in August
  Age: 51                              1993, Ms. Jacobs was promoted to the position of
                                       Chief Executive Officer while retaining the position
                                       of President. In 1997 Ms. Jacobs was elected
                                       Co-Chairman and in 1998 she was elected Chairman.
                                       Ms. Jacobs is also a member of the McKesson/HBOC
                                       Board of Directors and serves on the Compensation
                                       and Governance Committees. She is also on the Board
                                       of Directors of the Atlanta Cardiovascular Research
                                       Institute, a non-profit medical research institute,
                                       and Landauer, Inc., a publicly traded provider of
                                       radiation monitoring services. She is serving a
                                       three-year term on the Listed Company Advisory
                                       Committee to the NYSE and is serving a second
                                       three-year term on the Board of Councilors of the
                                       Carter Center in Atlanta. Ms. Jacobs is a Board
                                       member of the Georgia State University Foundation
                                       and sits on the Editorial Advisory Board for
                                       Business to Business magazine.

Phillip A. Incarnati                   Philip Incarnati has served as President and Chief
  Director since 2001                  Executive Officer of McLaren Health Care Corporation
  Age: 48                              since 1989. Mr. Incarnati began his health care
                                       career in 1977, and has held top-level executive
                                       positions with the Wayne State University School of
                                       Medicine, Detroit Receiving Hospital and University
                                       Health Center, and Horizon Health System prior to
                                       joining McLaren Health Care Corporation in 1989.
                                       McLaren Health Care Corporation is one of Michigan's
                                       largest health care delivery systems generating
                                       annual revenues in excess of 1.5 billion dollars and
                                       employing over 13,000 people. Mr. Incarnati holds
                                       bachelors and masters degrees in management and
                                       finance from Eastern Michigan University. He was
                                       appointed to the Eastern Michigan University (EMU)
                                       Board of Regents in 1992 by Michigan Governor John
                                       Engler. He has served as Chairman of the EMU Board
                                       of Regents since January of 1995. Mr. Incarnati also
                                       holds seats on several other Boards of Directors,
                                       including Provider Healthnet Services, Inc., Dallas,
                                       Texas; Michigan Health & Hospital Association; and
                                       Flint Cultural Center Corporation.

     The Board of Directors held four meetings during 2001. All members participated in all meetings. The Board of Directors has established three standing committees and has assigned certain responsibilities to each of those committees.

     The Audit Committee met four times during 2001. The Audit Committee maintains direct lines of communications between the Board of Directors, the external auditors and the Company's financial management; monitors the adequacy and effectiveness of the external audit function and the financial management of the Company, and; understands, assesses and monitors the control environment and reporting to stockholders. The Audit Committee is composed of Dr. Carter, Mr. Flinn, Mr. Saunders, and Mr. Deavenport each of whom attended all meetings.

     The Compensation Committee met three times during 2001. The Compensation Committee administers the Company's stock option plans, determines the conditions and amounts of options granted under these plans, and makes recommendations concerning remuneration of the Company's Chief Executive Officer. The Compensation Committee is composed of Mr. Flinn, Dr. Brawley and Mr. Deavenport, each of whom attended all meetings. Prior to August 2001, a separate Stock Option Committee, composed of Dr. Brawley, Dr. Carter, Mr. Flinn and Mr. Saunders, administered the Company's stock option plans.

     The Nominating Committee met once during 2001. The Nominating Committee evaluates and makes recommendations as to individuals believed to be best qualified and willing to fill vacancies on the Board of Directors. The Nominating Committee is composed of Mr. Flinn, Mr. Herndon and Ms. Jacobs.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and their age, position with the Company and business experience for the past five years are set forth in the table below.

EXECUTIVE OFFICER                          OFFICE AND OTHER INFORMATION
-----------------                          ----------------------------
M. Christine Jacobs           President and Chief Executive Officer since 1993. See
  Age: 51                     information above under Class III Directors.

Bruce W. Smith                Mr. Smith has served as Executive Vice-president of
  Age: 49                     the Company since 1998. Mr. Smith joined the Company
                              in 1987, and has served as the Company's Chief
                              Financial Officer, Secretary and Treasurer since 1989.
                              Mr. Smith serves as a director of the Georgia
                              Biomedical Partnership, a 501(c)(3) organization.

                         REMUNERATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPSENSATION-
                                             ANNUAL COMPENSATION       OTHER         SECURITIES           ALL
NAME AND                                     --------------------      ANNUAL        UNDERLYING          OTHER
PRINCIPAL POSITION                    YEAR   SALARY(1)    BONUS     COMPENSATION      OPTIONS       COMPENSATION(4)
------------------                    ----   ---------   --------   ------------   --------------   ---------------
M. Christine Jacobs(2)..............  2001   $399,817    $315,000        (3)                            $7,949
  President & Chief.................  2000   $375,924    $189,475        (3)               --           $2,859
  Executive Officer.................  1999   $346,646    $181,470        (3)          180,000           $  660
Bruce W. Smith......................  2001   $210,370    $ 17,000        (3)                            $4,708
  Secretary, Treasurer..............  2000   $186,047    $ 10,000        (3)               --           $2,342
  Chief Financial...................  1999   $145,655    $ 25,000        (3)           50,000           $  696
  Officer & Executive Vice-
     President

---------------

(1) Includes amounts deferred under the 401(k) feature of the Company's Employee Savings Plan.

(2) For Ms. Jacobs, 1999, 2000 and 2001 salary includes $35,000 payable annually for use in producing retirement income, in accordance with her employment contract.

(3) Ms. Jacobs and Mr. Smith had no Other Annual Compensation in excess of $50,000 or 10% of annual salary and bonus.

(4) All Other Compensation includes premiums on term life insurance policies and Company matching contributions under the Company's 401(k) plan.

     Options. No stock options were granted to Ms. Jacobs or Mr. Smith during fiscal 2001. The following table sets forth information concerning options exercised during 2001 and the value of unexercised options as of December 31, 2001, held by Ms. Jacobs and Mr. Smith. No stock appreciation rights have ever been issued by the Company.

                        OPTION EXERCISES IN FISCAL 2001
                    AND FISCAL YEAR-END OPTION VALUES TABLE

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                           OPTIONS ON             IN-THE-MONEY OPTIONS ON
                           ACQUIRED ON      VALUE          DECEMBER 31, 2001            DECEMBER 31, 2001
NAME                        EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                       -----------   -----------   -------------------------   ----------------------------
M. Christine Jacobs......    21,000       $120,261          480,105/60,000              $1,418,553/$10,350
Bruce W. Smith...........        --             --          116,000/50,000              $  134,460/$26,550

---------------

(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Company Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

(2) Based on $9.86 per share, the December 31, 2001, closing price as quoted on the New York Stock Exchange.

  EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has an agreement with Ms. Jacobs, dated April 13, 2000, which provides for her employment for the period commencing April 13, 2000, through April 13, 2003, subject to automatic renewal each April 13, so that the then current term will be three years. This agreement provides for an annual base salary of at least $300,000, subject to review at least annually for possible increases, (the current rate of Ms. Jacobs' annual base salary is $375,000) plus an annual bonus determined under a bonus plan established by the Compensation Committee of the Board of Directors. The Compensation Committee will determine the amount of the bonus. The agreement also entitles Ms. Jacobs to annual perquisites of up to $40,000, and $35,000 annually for use in producing retirement income. In the event Ms. Jacobs employment is terminated without Cause, she terminates her own employment for Good Reason (as such terms are defined in the agreement), or the agreement expires because of nonrenewal by the Company, she is entitled to certain severance benefits in addition to accrued obligations (as such terms are defined in the agreement). These severance benefits include a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (if the termination is within one year of a Change in Control of the Company, as defined in the agreement, this amount is changed to three times the sum of her annual base pay plus the average bonus in the last three fiscal years), full vesting of all stock options and any other stock grants, and continuation of other employee benefits for two years from the date of termination. The agreement provides that if any change in control payments or benefits are parachute payments subject to excise tax, the Company will pay an additional amount to Ms. Jacobs to put her in the same after tax position as if no excise tax had been incurred.

     The Company has an agreement with Mr. Smith, dated January 1, 1999, and amended June 29, 1999 and again on June 15, 2001, which provides for his employment for the period commencing January 1, 1999 through January 1, 2004, subject to automatic renewal January 1, 2003, and each January 1 thereafter for an additional year, so that the term as of each renewal date will be for two years. This agreement provides for an annual base salary of at least $150,000, subject to review at least annually for possible increases (the current rate of Mr. Smith's annual base salary is $210,000), discretionary annual bonuses up to 20% of base salary, and certain other perquisites. In addition, in the event the Company terminates Mr. Smith's employment without Cause, or Mr. Smith terminates his employment for Good Reason (as such terms are defined in the agreement), the Company is obligated to pay Mr. Smith as severance his annual base salary for two years after termination of employment.

     Both Ms. Jacobs' and Mr. Smith's agreements contain provisions, which are intended to restrict each from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company's employees. These provisions apply during the term of each agreement and for two years after termination.

  DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company receive $2,500 per quarter, and $1,000 for attending each Board meeting and $500 for attending each Committee meeting. In addition to cash compensation, each director who is not an officer or an employee of the Company will be granted upon his or her election or reelection to a three-year term as a director, an option to purchase 48,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of election or reelection. Each option shall vest at 16,000 shares at the end of each year of service in the director's three-year term. Also, medical insurance in the amount of $2,200 is provided for one director.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Compensation Committee sets only the compensation of the Chief Executive Officer. Compensation of other executive officers is set by the Chief Executive Officer based on a structure similar to that established by the Compensation Committee for compensation of the Chief Executive Officer. The Compensation Committee has a policy that a significant portion of the Chief Executive Officer's pay should be related to the performance of the Company and the Chief Executive Officer's contribution to that performance. In determining the amount and type of compensation, the Committee's goal is to provide a package that is competitive with the marketplace while placing a substantial portion of the Chief Executive Officer's compensation "at risk" by tying it to both short-term and long-term measures of the Company's performance.

     In determining the Chief Executive Officer's performance bonus for 2001 the Compensation Committee reviewed the accomplishments of Ms. Jacobs and the Company for the year. These accomplishments included the following: completed negotiation of highly favorable contracts with four distributors prior to and early in 2001, as well as helping to attract and establish highly profitable house accounts; organized the Partnership for Prostate Health and funded the Prostate Cancer Awareness Survey, which resulted in a national press conference at NYSE; actively promoted brachytherapy and TheraSeed(R) in national television news appearances during the year and personally provided information about TheraSeed(R) to Rudy Guiliani and supported his decision to use the product; monitored proposed legislative and regulatory changes throughout the year and successfully developed relationships with key members of congress and government officials who participate in the reimbursement process; a milestone in Ms. Jacobs' proactive efforts to maintain current reimbursement levels was realized as coding was obtained for Pd-103-based brachytherapy seeds; directed contracting with world-class experts in several technical disciplines to accelerate commission of the PSP; successfully oversaw accomplishment of initial plasma testing before year-end; identified and formalized working relationships with several external experts for each current new product direction; oversaw completion of animal studies of Pd-103 applications in restenosis, and personally maintained a high level of involvement with scientists and organizations responsible for conducting this research; directed an effort to explore external opportunities of diversification including the critical review of a large number of acquisition/partnership candidates.

     Accordingly, the compensation committee awarded Ms. Jacobs a discretionary performance bonus of $70,000 for the year ended December 31, 2001. In addition, Ms. Jacobs also received a bonus of $245,000 that was calculated pursuant to a preestablished formula based solely on the financial results of the Company for fiscal 2001. The committee believes these bonuses are commensurate with the contribution of the Chief Executive Officer to the aforementioned accomplishments, and the impact these accomplishments should have on the long-term success of the Company.

     It is also the Committee's responsibility to address issues raised by
Section 162(m) of the Internal Revenue Code. The revisions to this section made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for 2001 is nondeductible.

     Submitted by the Members of the Compensation Committee:

                                          Otis W. Brawley, M.D.
                                          Patrick L. Flinn
                                          Earnest W. Deavenport, Jr.

AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors in its oversight of the Company's accounting, reporting practices and financial reports. The Audit Committee's responsibilities are more fully described in its charter, a copy of which was filed as Exhibit A to the proxy statement for the 2001 Annual Meeting. Management has the primary responsibility for the preparation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee reports as follows with respect to the audit of the Company's 2001 audited financial statements:

     - The Committee has reviewed and discussed the Company's 2001 audited financial statements with its management,

     - The Committee has discussed with the independent auditors, Grant Thornton LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements,

     - The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company, and

     - Based on review and discussions of the Company's 2001 audited financial statements with management and discussions with the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company's 2001 audited financial statements be included in the its Annual Report on Form 10-K.

March 27, 2002

Audit Committee
Orwin L. Carter, Ph.D.
Patrick L. Flinn
Peter A.A. Saunders
Earnest W. Deavenport, Jr.

AUDIT COMMITTEE CHARTER

     The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Company's Audit Committee is comprised of Orwin L. Carter, Ph.D., Patrick L. Flinn, Peter A.A. Saunders and Earnest W. Deavenport, Jr. Each of these members meets the requirements for independence as defined by the applicable NYSE standards.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the performance of (1) the New York Stock Exchange Composite Index, (2) a new self-constructed peer group of issuers selected by the Company, and (3) the peer group used in last year's performance graph, which consisted of the issuers (other than the Company) that then comprised that S&P SmallCap 600 -- Medical Products and Supplies Sector. The Company is including a new self-constructed peer group this year because the Medical Products and Supplies Sector of the S&P SmallCap 600 was eliminated as part of a reorganization of the S&P SmallCap 600. The Company determined that using a new self-constructed peer group consisting of the companies identified below would be more appropriate than using the S&P SmallCap 600 -- Healthcare Sector, which includes issuers in a variety of healthcare businesses unrelated to the Company's business. The graph assumes that $100 was invested on December 31, 1996, in the Company's Common Stock and each of the indices and that all dividends were reinvested.

                 COMPARISON OF FIVE-YEAR -- CUMULATIVE RETURNS

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
 Theragenics
  Corporation(R)            100.0     159.1     144.2      80.1      44.2      87.2
 NYSE Composite Index       100.0     132.9     159.3     174.1     181.3     167.7
 New self-contructed Peer
  Group(1)                  100.0     109.7      88.4      82.4     119.5     108.5
 Prior S&P SmallCap 600
  Medical Products and
  Supplies Sector (2)       100.0     110.6      98.5     105.7     143.2     172.0

---------------

(1) Based on information for a new self-constructed peer group consisting of:

      Bio Vascular, Inc.; Draxis Health, Inc.; Implant Sciences Corporation; Isonics Corporation; Mentor Corporation; North American Scientific, Inc.; Novoste Corporation; Syncor International Corporation; and Uromed Corporation.

(2) Based on information for the companies listed below, which together with the Company previously comprised the S&P SmallCap 600 -- Medical Products and Supplies Sector, as previously published by Standard and Poor's:

     Arthrocare Corp.; Conmed Corporation; Cooper Companies, Inc.; Cygnus, Inc.; Datascope Corporation; Diagnostics Products Corporation; Hologic Inc.; Invacare Corporation; Mentor Corporation; Osteotech, Inc.; ResMed, Inc.; Respironics, Inc.; Sola International, Inc.; SpaceLabs Medical, Inc.; Sybron Dental Specialties, Inc.; Syncor International Corporation; Varian Medical Systems, Inc.; and Vital Signs, Inc.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the directors and executive officers of the Company.

     The Board of Directors has delegated to the CEO the responsibility to act on executive compensation matters for executive officers other than the CEO.

                              PROPOSAL NUMBER TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2002. Grant Thornton LLP has been the independent public accountants for the Company since fiscal year 1989. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action. Abstentions and broker non-votes will have no effect on Proposal Two.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     Audit Fees. In connection with services rendered for the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2001 were approximately $78,500. This figure is based on an estimate provided by our accountants, Grant Thornton LLP, and includes fees for services that were billed to the Company in fiscal year 2002 in connection with the 2001 fiscal year audit.

     Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2001.

     Other Fees. During fiscal year 2001, the Company was billed approximately $23,600 by its principal accountants for services not described above. These "Other Fees" were primarily for tax compliance services and tax planning.

     The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 2001.

                             STOCKHOLDERS PROPOSALS

     Stockholders of Theragenics(TM) may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2003 proxy material, a stockholder's proposal must be received not later than November 27, 2002, at Theragenics Corporation(R) offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Secretary.

     In addition, Theragenics(TM)' By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder's name, address, number and class of shares of Theragenics(TM) stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics(TM) if elected.

                                 MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF MARCH 14, 2002, WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO: DIRECTOR OF INVESTOR RELATIONS, THERAGENICS CORPORATION(R), 5203 BRISTOL INDUSTRIAL WAY, BUFORD, GEORGIA 30518. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MARCH 14, 2002, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ON REQUEST AND UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
March 27, 2002

                         PROXY/VOTING INSTRUCTIONS CARD

                           THERAGENICS CORPORATION(R)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2002

   The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's Proxy or Proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation(R) (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 7, 2002, or any adjournment thereof.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

   A ticket must be presented in order to gain admission to the Annual Meeting of Stockholders. If you are planning on attending the meeting, please complete and return the enclosed Admission Ticket Request Form in order to receive your Admission Ticket. You will not be mailed an Admission Ticket. Your ticket will be available at the registration table on May 7, 2002.

                           Theragenics Corporation(R)
                          5203 Bristol Industrial Way
                             Buford, Georgia 30518

   FOLD AND DETACH HERE - IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

   Please mark your votes as indicated in this example [X]

   1. ELECTION OF DIRECTORS

                      [ ]   FOR the nominees listed below              [ ]   WITHHOLD AUTHORITY to vote for
                                                                             the nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)



       Nominees: Patrick L. Flinn, John V. Herndon, Peter A. A. Saunders

--------------------------------------------------------------------------------

2. PROPOSAL TO: ratify the appointment of Grant Thornton LLP as the Independent Public Accountants of the Company for the fiscal year ending December 31, 2002.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PATRICK L. FLINN, JOHN V. HERNDON, AND PETER A. A. SAUNDERS FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.


                                    Dated:                              2002
                                            ---------------------------

                                    --------------------------------------------
                                    Signature(s)

                                    --------------------------------------------

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                            ADMISSION TICKET REQUEST

                           THERAGENICS CORPORATION(R)
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, TUESDAY, MAY 7, 2002

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the Admission Ticket Request Form printed below. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 7, 2002.

If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date March 14, 2002. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return this Admission Ticket Request form to the Company in order to receive an admission ticket.

                              FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            ADMISSION TICKET REQUEST

                           THERAGENICS CORPORATION(R)
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, TUESDAY, MAY 7, 2002

IF YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING OF STOCKHOLDERS, WHICH WILL BE HELD AT THE METROPOLITAN NEW YORK HOTEL, 569 LEXINGTON AVENUE, NEW YORK, NY 10022, YOU MAY REQUEST AN ADMISSION TICKET FOR YOURSELF BY COMPLETING AND RETURNING THIS FORM. ADMISSION TICKETS WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 7, 2002.

Shareholder Name (Please Print)
                               ------------------------------------------------

Additional Admission Tickets requested for the following additional family members:

-------------------------------------------------------------------------------

Number of shares owned:
                       --------------------------------------------------------

Address:
        -----------------------------------------------------------------------

City:                         State:                  Zip Code:
     -------------------------      ------------------         ----------------